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                                                                    EXHIBIT 23.9


                           [BT WOLFENSOHN LETTERHEAD]


                                    CONSENT
                                       OF
                                 BT WOLFENSOHN



We hereby consent to (i) the inclusion of our opinion letter, dated March 23, 1998, to the Board of Directors of FelCor Suite Hotels Inc. as Annex B to the Joint Proxy Statement/Prospectus forming part of this Registration Statement on Form S-4, and (ii) references made to our firm and such opinion in such Joint Proxy Statement/Prospectus under the captions entitled "SUMMARY -- Opinions of Financial Advisors," "THE MERGER -- Background of the Merger," "THE MERGER
-- FelCor's Reasons for the Merger; Recommendations of the FelCor Board" and "THE MERGER -- Opinion of FelCor's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as Amended, and the Rules and Regulations Promulgated thereunder, and we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

BT Wolfensohn is engaged in the merger and acquisition and client advisory business of Bankers Trust and, for legal and regulatory purposes, is a division of BT Alex. Brown Incorporated, a registered broker-dealer and member of the New York Stock Exchange.


                                             BT WOLFENSOHN

                                             BY: /s/ MONTE J.M. KOCH
                                                ----------------------------
                                             Name: Monte J.M. Koch
                                                  --------------------------
                                             Title: Managing Director
                                                   -------------------------


April 16, 1998